          Immediate
          Scott  Monette
          314/877-7113


                    RALCORP HOLDINGS, INC. ANNOUNCES RESULTS
                            FROM SHAREHOLDERS MEETING


ST. LOUIS, MO, JANUARY 30, 2003 At the annual meeting of Ralcorp Holdings, Inc., (NYSE: RAH) shareholders today elected two Directors to the Company's Board. Both Directors are currently members of Ralcorp's Board of Directors. Elected to three year terms expiring in 2006 were:

Jack  W.  Goodall,  retired  Chairman  of  the Board of Jack in the Box Inc; and

Joe  R.  Micheletto,  Chief Executive Officer and President of Ralcorp Holdings,
Inc.

Mr. Goodall has been a Director since March, 1994 and Mr. Micheletto since January, 1994.

Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals, crackers and cookies, snack nuts and chocolate candy, salad dressings, mayonnaise, peanut butter, jams and jellies, syrups, and various sauces. In addition, Ralcorp holds a 21.5 percent interest in Vail Resorts, Inc. (NYSE:
MTN),  the  premier  mountain  resort  operator  in  North  America.

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